UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Portman Ridge Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	20-5951150
(State or incorporation or organization)	(I.R.S. Employer Identification Number)

650 Madison Avenue, 23rd Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.125% Notes due 2022	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-218821

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the 6.125% Notes due 2022 (the “Notes”) is incorporated herein by reference to the information set forth in the sections captioned “Summary of the Specific Terms of the Notes and the Offering” and “Description of the Notes” in the Harvest Capital Credit Corporation’s final prospectus, dated August 21, 2017, as filed with the Securities and Exchange Commission on August 23, 2017 pursuant to Rule 497 under the Securities Act. The foregoing descriptions are incorporated herein by reference. The Notes are listed on the NASDAQ Global Market under the trading symbol “HCAPZ.” On December 23, 2020, Portman Ridge Finance Corporation, a Delaware corporation (“PTMN”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Rye Acquisition Sub Inc., a Delaware corporation and a direct wholly-owned subsidiary of PTMN (“Merger Sub”), HCAP and Sierra Crest Investment Management LLC, a Delaware limited liability company and the external investment advisor to PTMN. The Merger Agreement provides that (i) Merger Sub will merge with and into HCAP (the “First Merger”), with HCAP continuing as the surviving corporation, and (ii) immediately after the effectiveness of the First Merger, HCAP will merge with an into PTMN, with PTMN continuing as the surviving corporation. As part of the transaction, PTMN will assume the outstanding indenture of HCAP, including the Notes, and transfer the Notes from Nasdaq Global Market to Nasdaq Global Select Market.

Item 2.	Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

4.1	Form of Base Indenture between HCAP and U.S. Bank National Association (Incorporated by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2, File No. 333-198362, filed on November 7, 2014).

4.2	Second Supplemental Indenture between HCAP and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.2 filed with HCAP’s Form 8-A filed on August 24, 2017).

4.3	Form of Global Note with respect to the 6.125% Notes due 2022 (incorporated herein by reference to Exhibit 4.2 filed with HCAP’s Form 8-A filed on August 24, 2017).

4.4	Third Supplemental Indenture between HCAP and U.S. Bank National Association, as trustee (filed herewith).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Portman Ridge Finance Corporation

By:	/s/ Jason Roos
Name: Jason Roos
Title: Chief Financial Officer

Date: June 9, 2021